        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER INSURED MUNICIPAL TRUST
        10f-3 transactions for the period July 29, 1999 - October 20, 1999


                                                                          TOTAL
                                                                          ISSUED/
                                 DATE       PRICE   SHARES       % of     PRINCIPAL           PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED    Assets   AMOUNT              BY GROUP     BROKER(S)
Lower Colorado River Authority   09/24/99 $101.606  10,000,000    2.144%   $930,395,000.00    1.075%      Goldman Sachs


